EXHIBIT 4(C)

                                  [SPECIMEN]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                    PRINCIPAL AMOUNT
No.                                                           $

CUSIP:

                                GLOBAL SECURITY

                     AMERICAN GENERAL FINANCE CORPORATION
                                 FLOATING RATE
                          MEDIUM-TERM NOTE, SERIES F

ORIGINAL ISSUE DATE:                              INITIAL INTEREST RESET DATE:

                                                  INTEREST RESET DATES:                               STATED MATURITY:

INITIAL INTEREST RATE:                            INTEREST PAYMENT DATES:                             INDEX MATURITY:

                                                                                                      DAY COUNT CONVENTION:

INTEREST RATE BASIS OR                            REGULAR RECORD DATES:                               OPTIONAL REPAYMENT
BASES:                                                                                                DATE(S):

                                                  SPREAD:

IF LIBOR:
     [  ] LIBOR Reuters Page: ____                SPREAD MULTIPLIER:                                  INITIAL REDEMPTION DATE:
     [  ] LIBOR Telerate Page: ____

                                                  MAXIMUM INTEREST RATE:                              INITIAL REDEMPTION
IF CMT RATE:                                                                                          PERCENTAGE:

     [  ] Designated CMT Telerate is 7051         MINIMUM INTEREST RATE:                              ANNUAL REDEMPTION
                                                                                                      PERCENTAGE REDUCTION:

     [  ] Designated Telerate Page is 7052        INTEREST CALCULATION:
           [  ] Weekly Average                    [  ] Regular Floating Rate Note                     ADDENDUM  ATTACHED:
           [  ] Monthly Average                   [  ] Floating Rate/Fixed Rate Note                       [  ] YES         [  ]NO
                                                        Fixed Rate Commencement Date:
     Designated CMT Maturity Index:                     Fixed Interest Rate:
                                                  [  ] Inverse Floating Rate Note
                                                        Fixed Interest Rate:
                                                                                                      OTHER PROVISIONS:

     AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of
                                                                       DOLLARS
on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases and such other terms specified above until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

      The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs after a Regular Record Date (as defined below) and on or before the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, and on the Stated Maturity or any Redemption Date or Optional Repayment Date (each as defined below) (the date of each such Stated Maturity, Redemption Date and Optional Repayment Date and the date on which principal is due and payable by acceleration pursuant to the Indenture (as defined below) being referred to hereinafter as a "Maturity" with respect to principal payable on such date). Interest on this Note will accrue at the rates determined as specified herein from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date, to but excluding the applicable Interest Payment Date or Maturity, as the case may be, until the principal hereof has been paid or duly made available for payment. If the Maturity falls on a day that is not a Business Day (as defined below), principal, premium, if any, and interest payable with respect to such Maturity will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity, and no interest shall accrue with respect to such payment for the period from and after such Maturity. If any Interest Payment Date other than an Interest Payment Date at Maturity would fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, except that if the Interest Rate Basis specified above is LIBOR and such Business Day falls in the next calendar month, then the applicable Interest Payment Date shall be the immediately preceding Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date (the "Holder"). The Regular Record Date shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date. Any such interest, which is payable but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     Payment of the principal, premium, if any, and interest on this Note will be made by wire transfer of such money of the United States of America as at the time of payment shall be legal tender for payment of public and private debts to an account specified by the Holder for such purpose.

     Commencing with the Initial Interest Reset Date specified above, the rate at which interest on this Note is payable shall be reset on each Interest Reset Date specified above; provided, however, that if this Note is designated above as a Floating Rate/Fixed Rate Note, the interest rate will no longer be reset after the Fixed Rate Commencement Date specified above. Each such reset rate shall be applicable on and after the Interest Reset Date (which term includes the Initial Interest Reset Date unless the context requires otherwise) to which it relates, to but not including the next succeeding Interest Reset Date, or until the Maturity, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day; provided that if the Interest Rate Basis specified above is LIBOR and such Business Day is in the next calendar month, then the Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Interest Rate Basis specified above is the Treasury Rate and the Interest Determination Date (as defined below) would otherwise be an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close; provided, however, that, with respect to LIBOR Notes, the day must also be a London Business Day. "London Business Day" means a day on which commercial banks are open for business in London.

     REGULAR FLOATING RATE NOTES. Unless this Note is designated on the first page hereof as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note or as having an Addendum attached hereto or Other Provisions apply relating to a different interest rate formula, it will bear interest at the rate determined by reference to the Interest Rate Basis or Bases specified on the first page hereof plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof.

     FLOATING RATE/FIXED RATE NOTES. If this Note is designated on the first page hereof as a Floating Rate/Fixed Rate Note, it will bear interest at the rate determined by reference to the Interest Rate Basis or Bases specified on the first page hereof plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof; provided that on the Fixed Rate Commencement Date specified on the first page hereof, the interest rate will be reset to the Fixed Interest Rate specified on the first page hereof or, if no Fixed Interest Rate is so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, and such interest rate will continue in effect until the Maturity.

     INVERSE FLOATING RATE NOTES. If this Note is designated on the first page hereof as an Inverse Floating Rate Note, it will bear interest at the Fixed Interest Rate specified on the first page hereof minus the rate determined by reference to the Interest Rate Basis or Bases specified on the first page hereof plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof; provided, however, that unless otherwise specified on the first page hereof, the interest rate on this Note will not be less than zero percent.

      Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined by the Calculation Agent (as defined below) in accordance with the applicable provisions below.

      DETERMINATION OF CD RATE. If an Interest Rate Basis specified on the first page hereof is the CD Rate, this Note will bear interest at rates calculated with reference to the CD Rate and the specified Spread and/or Spread Multiplier, if any.

      "CD Rate" means (1) the rate on the applicable Interest Determination Date (as defined below) for negotiable United States dollar certificates of deposit having the Index Maturity specified on the first page hereof, as published in H.15(519) (as defined below) opposite the caption "CDs (secondary market)", or
(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the specified Index Maturity, as published in the
H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "CDs (secondary market)", or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates for Negotiable CDs (as defined below), as quoted as of 10:00 A.M., New York City time, on the applicable Interest Determination Date by three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent, or (4) if one or more of the dealers selected by the Calculation Agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

      "Negotiable CDs" means negotiable United States dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the specified Index Maturity and in an amount that is representative for a single transaction in the market at the time. "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

      DETERMINATION OF CMT RATE. If an Interest Rate Basis specified on the first page hereof is the CMT Rate, this Note will bear interest at rates calculated with reference to the CMT Rate and the specified Spread and/or Spread Multiplier, if any.

      "CMT Rate" means: (1) the rate displayed on the Designated CMT Telerate
Page specified on the first page hereof under the caption ".......Treasury
Constant Maturities......Federal Reserve Board Release H.15.......Mondays
Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index specified on the first page hereof for (i) if the Designated CMT Telerate Page is 7051, the applicable Interest Determination Date, and (ii) if the Designated CMT Telerate Page is 7052, the weekly average or monthly average, as specified on the first page hereof, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related Interest Determination Date falls, or (2) if the rate referred to in clause (1) is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, the treasury constant maturity rate for the Designated CMT Maturity Index published in H.15(519), or

(3) if the rate referred to in clause (2) is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, the treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury rate for the Designated CMT Maturity Index, for the applicable Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519), or (4) if the rate referred to in clause (3) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer") selected by the Calculation Agent from five Reference Dealers selected by the calculation agent after eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year, or (5) if three or four and not five Reference Dealers selected by the Calculation Agent are quoting as referred to in clause (4), the rate will be calculated by the Calculation Agent as the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated, or (6) if the Calculation Agent is unable to obtain three applicable Treasury Note quotations as referred to in clause (4), the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million, or (7) if three or four and not five Reference Dealers selected by the Calculation Agent are quoting as referred to in clause (6), the rate will be calculated by the Calculation Agent as the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated, or (8) if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned in clause
(6), the rate in effect on the applicable Interest Determination Date.

   If two Treasury Notes with an original maturity as described in clause (5) have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Notes with the shorter remaining term to maturity. "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service), on the page specified on the first page hereof, or such other page as may replace the specified page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519), or, if no such page is specified, page 7052. "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the first page hereof with respect to which the CMT Rate will be calculated or, if no maturity is specified, 2 years.

   COMMERCIAL PAPER RATE. If an Interest Rate Basis specified on the first page hereof is the Commercial Paper Rate, this Note will bear interest at rates calculated with reference to the Commercial Paper Rate and the specified Spread and/or Spread Multiplier, if any.

   "Commercial Paper Rate" means: (1) the rate calculated by the Calculation Agent as the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the first page hereof, as published in H.15(519) under the caption "Commercial Paper-Nonfinancial", or (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the specified Index Maturity, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial", or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates for commercial paper having the specified Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, as quoted as of approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date by three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent, or (4) if one or more of the dealers selected by the Calculation Agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date. "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:


              Money Market Yield =     D x 360     x    100
                                   ---------------
                                    360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

   ELEVENTH DISTRICT COST OF FUNDS RATE. If an Interest Rate Basis specified on the first page hereof is the Eleventh District Cost of Funds Rate, this Note will bear interest at rates calculated with reference to the Eleventh District Cost of Funds Rate and the specified Spread and/or Spread Multiplier, if any.

   "Eleventh District Cost of Funds Rate" means: (1) the rate equal to the monthly weighted average cost of funds for the calendar month preceding the month in which the applicable Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 or any other page as may replace that page on that service ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date, or (2) if the rate referred to in clause (1) does not appear on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as such cost of funds for the calendar month preceding the month in which the applicable Interest Determination Date falls, or (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index for the calendar month preceding the applicable Interest Determination Date on or before the applicable Interest Determination Date, the rate in effect on the applicable Interest Determination Date.

   FEDERAL FUNDS RATE. If an Interest Rate Basis specified on the first page hereof is the Federal Funds Rate, this Note will bear interest at rates calculated with reference to the Federal Funds Rate and the specified Spread and/or Spread Multiplier, if any.

   "Federal Funds Rate" means: (1) the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as displayed on Bridge Telerate, Inc. (or any successor service) on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120"), or (2) if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "Federal Funds (Effective)", or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged before 9:00 A.M., New York City time, on the applicable Interest Determination Date by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, or (4) if one or more of the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

   LIBOR. If an Interest Rate Basis specified on the first page hereof is the LIBOR Rate, this Note will bear interest at rates calculated with reference to the LIBOR Rate and the specified Spread and/or Spread Multiplier, if any.

   "LIBOR" means: (1) if "LIBOR Telerate" is specified on the first page hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the first page hereof, LIBOR will be the rate for LIBOR Deposits that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on the applicable Interest Determination Date, or (2) if "LIBOR Reuters" is specified on the first page hereof, LIBOR will be the arithmetic mean of the offered rates for LIBOR Deposits that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on the applicable Interest Determination Date; provided that, if the Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used, or (3) if, in the case of clause (1), no offered rate appears on the Designated LIBOR Page, or if, in the case of clause (2), fewer than two offered rates appear on the Designated LIBOR Page (and the Designated LIBOR Page, by its terms, does not provide only for a single rate), the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its quotation for LIBOR Deposits to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, or (4) if fewer than two quotations referred to in clause
(3) are so provided, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks having the specified Index Maturity commencing on the second London Business Day following the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, or (5) if one or more of the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the rate in effect on the applicable Interest Determination Date.

   "LIBOR Deposits" means deposits in United States dollars, having the specified Index Maturity, commencing on the second London Business Day following the applicable Interest Determination Date.

   "Designated LIBOR Page" means either (i) if "LIBOR Telerate" is specified on the first page hereof, or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the first page hereof, the display on Bridge Telerate, Inc. (or any successor service) on the specified page or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for United States dollars, or (ii) if "LIBOR Reuters" is specified on the first page hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the specified page or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for United States dollars.

   PRIME RATE. If an Interest Rate Basis specified on the first page hereof is the Prime Rate, this Note will bear interest at rates calculated with reference to the Prime Rate and the specified Spread and/or Spread Multiplier, if any.

   "Prime Rate" means: (1) the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan", or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "Bank Prime Loan", or (3) if the rate referred to in clause
(2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or (4) if, in the case of clause (3), fewer than four rates appear on the Reuters Screen US PRIME 1 Page by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent, or (5) if one or more of the banks selected by the Calculation Agent are not quoting as mentioned in clause (4), the rate in effect on the applicable Interest Determination Date.

   "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page or such other page as may replace that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

   TREASURY RATE. If an Interest Rate Basis specified on the first page hereof is the Treasury Rate, this Note will bear interest at rates calculated with reference to the Treasury Rate and the specified Spread and/or Spread Multiplier, if any.

   "Treasury Rate" means: (1) the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the first page hereof which appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"), or (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Bond Equivalent Yield (as defined below) of the rate from the Auction of Treasury Bills having the specified Index Maturity, as published in
H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "U.S. Government securities/Treasury bills/Auction high", or (3) if the rate described in clause
(2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Bond Equivalent Yield of the auction rate of Treasury Bills having the specified Index Maturity announced by the United States Department of the Treasury, or (4) in the event that the rate referred to in clause (3) is not announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on the related Calculation Date, or if the Auction is not held, the rate calculated by the Calculation Agent as the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the specified Index Maturity, as published in H.15(519) opposite the caption "U.S. government securities/Treasury bills/Secondary market", or (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the specified Index Maturity, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government securities/Treasury bills/Secondary market", or (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity, as quoted as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date by three primary United States government securities dealers in The City of New York selected by the Calculation Agent, or (7) if one or more of the dealers selected by the Calculation Agent are not quoting as mentioned in clause (6), the rate in effect on the applicable Interest Determination Date.

      "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

             Bond Equivalent Yield  =      D x N       x    100
                                      ----------------
                                       360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      Notwithstanding the foregoing, the interest rate on this Note for any Interest Reset Date shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the first page hereof, and shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

      All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 5.876545%, or
 .05876545, would be rounded to 5.87655%, or .0587655. All dollar amounts used in or resulting from any calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

      Citibank, N.A., as calculation agent (the "Calculation Agent") shall calculate the interest rate on this Note in accordance with the foregoing on or before each applicable Calculation Date (as defined below). The Calculation Agent will, upon the request of any Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to this Note.

      The interest rate applicable to each period commencing on the Interest Reset Date with respect to that period will be the rate determined as of the applicable "Interest Determination Date". If the Interest Rate Basis specified on the first page hereof is the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate or the Prime Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. If the specified Interest Rate Basis is the Eleventh District Cost of Funds Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the last working day of the month immediately preceding the month in which such Interest Reset Date falls on which the Federal Home Loan Bank of San Francisco normally publishes the Index, as defined below. If the specified Interest Rate Basis is LIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Business Day preceding such Interest Reset Date. If the specified Interest Rate Basis is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day in the week in which such Interest Reset Date falls on which Treasury Bills are auctioned; provided, however, that if due to a legal holiday the Auction normally held in that week is advanced to the Friday of the prior week, the Interest Determination Date will be that Friday. Treasury Bills are normally sold at Auction on Monday of each week, unless that day is a legal holiday, in which case the Auction is normally held on the following Tuesday or the preceding Friday. If the Auction is held on the following Tuesday or any other Interest Reset Date, then the Interest Reset Date that otherwise would have been on that day will be postponed to the next Business Day. If no Auction is held for a particular week, the Interest Determination Date pertaining to the Interest Reset Date occurring in that week will be the first Business Day of that week. If this Note specifies that the interest rate is to be determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to an Interest Reset Date will be the latest Business Day which is at least two Business Days before such Interest Reset Date on which each Interest Rate Basis is determinable.

      Each Interest Rate Basis will be determined as of the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

      The "Calculation Date" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if the tenth calendar day is not a Business Day, the next Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or the Maturity, as the case may be.

      Unless otherwise specified above, accrued interest hereon shall be calculated by multiplying the principal amount of this Note by an accrued interest factor, computed by adding together the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified above, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360 if the specified Interest Rate Basis is the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if the specified Interest Rate Basis is the CMT Rate or Treasury Rate. If the interest rate on this Note is calculated with reference to two or more Interest Rate Bases, the interest rate factor for each day will be computed in each period in the same manner as if only one of the specified Interest Rate Bases applied.

      This Medium-Term Note, Series F (collectively, the "Notes") is one of a duly authorized issue of debt securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of May 1, 1999 (herein called the "Indenture") between the Company and Citibank, N.A., as Trustee (herein, the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officers' Certificate setting forth the terms of this series of Securities, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption or repayment provisions and may otherwise vary, all as provided in the Indenture and in such Officers' Certificate.

      Any provisions contained herein with respect to the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the rate of interest applicable to this Note, its Interest Payment Dates, the Stated Maturity, any redemption or repayment provisions, or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the first page hereof or as set forth under Other Provisions if so set forth on the first page hereof.

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may become due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

      Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

      If so provided on the first page hereof, this Note may be redeemed by the Company prior to its Stated Maturity on and after the Initial Redemption Date, if any, specified on the first page hereof (the "Redemption Date"). If no Initial Redemption Date is set forth on the first page hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount shall be an authorized denomination) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on written notice given to the Holder hereof not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      If applicable, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the first page hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the first page hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

      If so provided on the first page hereof, this Note will be subject to repayment at the option of the Holder hereof prior to its Stated Maturity on the Optional Repayment Date(s), if any, indicated on the first page hereof. If no Optional Repayment Date is set forth on the first page hereof, this Note will not be repayable at the option of the Holder hereof prior to the Stated Maturity. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date, on notice given by such Holder and received by the Company not more than 60 nor less than 30 days prior to the Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the portion hereof not repaid shall be issued in the name of the Holder hereof upon the surrender hereof. Any such notice shall be delivered to the office or agency of the Company in the Borough of Manhattan, The City of New York, and shall be duly executed by the Holder hereof or by his attorney duly authorized in writing. Such notice shall consist of this Note with the form set forth below entitled "Option to Elect Repayment" duly completed. Such notice duly received by the Company shall be irrevocable. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

      This Note is not subject to any sinking fund.

      As provided in the Indenture, and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein or herein set forth, this
Note is exchangeable for a like aggregate principal amount of Notes having the same terms as this Note, of different authorized denominations, as requested by the Holder surrendering the same. If (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or
(iii) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

      No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All capitalized terms used in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

      This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      Unless the certificate of authentication hereon has been executed by or on behalf of Citibank, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.
                              AMERICAN GENERAL FINANCE
                                    CORPORATION
[Seal]

                              By:  _________________________________________
                                    Bryan A. Binyon
                                    Vice President & Treasurer

                              By:  _________________________________________
                                    David M. McManigal
                                    Assistant Treasurer

Date:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

            CITIBANK, N.A.
--------------------------------------
            as Trustee

By:  ________________________________
      Authorized Signatory

                           OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the repayment date, to the undersigned, at

PLEASE INSERT SOCIAL SECURITY OR OTHER

     IDENTIFYING NUMBER

----------------------------------
|                                |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      (Please Print or Typewrite Name, Address and Telephone Number of the
                                  Undersigned)

      For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed. This Note and notice must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice.

      If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder elects to have repaid: $________________________ and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $______________.

Dated:____________                 ___________________________________


                                   NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

     IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------
|                                |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  (Please Print or Typewrite Name, Address and Telephone Number of Assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:___________                      ________________________________________


                                       NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.